Exhibit 3.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF RELIANCE STEEL & ALUMINUM CO.

Section 1.14          Proxy Access.

(A)          The corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 1.14 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 1.14 (the “Nomination Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 1.14.

(B)          To be timely, a stockholder’s Nomination Notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(C)          For purposes of this Section 1.14, the “Required Information” that the corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and (2) if the Eligible Stockholder so elects, a Statement (as defined in Section 1.14(G)). To be timely, the Required Information must be delivered to or mailed to and received by the Secretary within the time period specified in this Section 1.14 for providing the Nomination Notice.

(D)          The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 1.14 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees), together with any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (1) two or (2) 25% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 1.14, or if such amount is not a whole number, the closest whole number below 25%.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.14 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(E)           For purposes of this Section 1.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (1) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than three business days’ notice; or (2) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders.

(F)           An Eligible Stockholder must have owned (as defined above) continuously for at least three years that number of shares of capital stock as shall constitute 3% or more of the outstanding capital stock of the corporation (the “Required Shares”) as of both (1) a date within seven days prior to the date of the Nomination Notice and (2) the record date for determining stockholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 1.14, (1) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed 20, and (2) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 1.14. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 1.14, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three years, and evidence of such continuous ownership shall be provided as specified in this Section 1.14(F).

Within the time period specified in this Section 1.14 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the corporation:

(i)            one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii)           the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(iii)          a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)          a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee, and each Stockholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant;

(v)           a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the Eligible Stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such Eligible Stockholder with respect to shares of stock of the corporation, and a representation that the Eligible Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(vi)          a representation whether the Eligible Stockholder will engage in a solicitation with respect to the nomination or business and, if so, the percentage of shares of the corporation’s capital stock entitled to vote on such matter that are believed or intended to be held by the stockholders to be solicited, the approximate number of stockholders to be solicited if less than all, and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;

(vii)         a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under Section 1.14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) intends to appear in person or by proxy at the annual meeting to present the nomination, (C)has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.14, (D) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation and (F) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(viii)        an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 1.14, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto.

(G)          The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this Section 1.14 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.14, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(H)          Within the time period specified in this Section 1.14 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Stockholder Nominee (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (3) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as necessary to permit the Board of Directors to determine whether each Stockholder Nominee is independent under the listing standards of any stock exchange applicable to the corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that a Stockholder Nominee is not independent under the Applicable Independence Standards, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(I)            Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.14 for the next two annual meetings.

(J)            The corporation shall not be required to include, pursuant to this Section 1.14, any Stockholder Nominees in its proxy materials for any meeting of stockholders (1) for which the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.13 and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 1.14, (2) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (3) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (4) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules or regulations of any stock exchange applicable to the corporation, or any applicable law, rule or regulation, (5) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (7) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (8) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (9) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 1.14.

(K)          Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (1) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 1.14, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (2) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 1.14.

(L)           The Eligible Stockholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 1.14(F) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(M)         For purposes of this Section 1.14, (1) the “date of mailing of the notice” means the date of the proxy statement for the solicitation of proxies for election of directors and (2) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly field by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) the Exchange Act and the rules and regulations promulgated thereunder.